Exhibit 10.26

AGREEMENT, dated as of April 14, 2014, among ITZHAK D. GOLDBERG (“Dr. Goldberg”); ANGION BIOMEDICA CORP., a Delaware corporation (“Angion”); and NOVAPARK, LLC, a Delaware limited liability company (“Novapark”).

BACKGROUND

A. Dr. Goldberg, as the principal of Angion, caused the formation of Novapark for the purpose of Novapark purchasing the building at 51 Charles Lindbergh Boulevard, Uniondale, New York (the “Building”) where Angion has its corporate headquarters.

B. In connection with Novapark’s purchase of the Building, Dr. Goldberg borrowed funds from Angion for his investment in Novapark, which borrowing was evidenced by an Amended, Restated and Consolidated Unsecured Promissory Note, dated January 1, 2012 (the “2012 Note”), in the initial principal amount of $1,595,707 payable to Angion issued by Dr. Goldberg.

C. To obtain a portion of the purchase price for the Building, Novapark borrowed $5,600,000 from Bethpage Federal Credit Union (the “Bank”), pursuant to a note, and Novapark’s obligations thereunder were guaranteed jointly and severally by each of Dr. Goldberg (the “Goldberg Guaranty “) and Angion (the “Angion Guaranty”), each dated June 20, 2011.

D. The current Sharing Ratios of the Membership Interests of the Members (as such terms are defined in the Novapark Limited Liability Company Operating Agreement, dated May 17, 2011 (the “Novapark Operating Agreement”)), of Novapark are: Dr. Goldberg-45%, Angion-10% and Rina Kurz-45%.

E. The parties hereto desire to make certain arrangements among themselves with respect to the 2012 Note, the Angion Guaranty and the Novapark Sharing Ratios, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties hereafter set forth and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

AGREEMENT

1.                     Prepayment of the 2012 Note. Dr. Goldberg and Angion hereby agree that (a) the 2012 Note will be prepaid in full as of the date hereof by the transfer by Dr.Goldberg of an undivided 10% Sharing Interest in the Membership Interests (the “Transferred Interest”) in Novapark to Angion, as provided for in Section 2 below, and (b) Angion’s obligations under the Angion Guaranty shall be limited to the extent of its Sharing Ratio of the Membership Interests of Novapark, as provided for in Section 3 below. Upon the execution of this Agreement, Angion shall deliver the 2012 Note to Dr. Goldberg, and marked “Paid” thereon.

1

2.                     Transfer of Sharing Interest. Dr. Goldberg represents that he beneficially owns the Transferred Interest free and clear of all liens, encumbrances and restrictions of any kind, other than transfer restrictions under Article X of the Novapark Operating Agreement, and has the legal power to transfer the Transferred Interest as provided for in this Agreement. Novapark represents that the transfer of the Transferred Interest is exempt from the transfer restrictions in the Novapark Operating Agreement by reason of Section 10.5 thereunder, and as of the date hereof, Schedule A to the Novapark Operating Agreement shall be amended to show Dr. Goldberg having a 35% Sharing Interest, Angion having a 20% Sharing Interest and Rina Kurz having a 45% Sharing Interest, subject to future adjustments as provided for in such Agreement. Dr. Goldberg hereby agrees that he will not transfer any of his Membership Interests without the written consent of Angion. Dr. Goldberg acknowledges that any transfers by him of any or all of his membership interests in Novapark shall not affect his obligations to Angion under this Section 3.

3.                  Limitation on Angion Guaranty. Dr. Goldberg agrees that should Angion make or be required to make any payment to the Bank or any assignee or successor thereof under the Angion Guaranty, upon notice from Angion, Dr. Goldberg shall pay to Angion an amount equal to the difference between (Y) the amount paid or to be paid by Angion to the Bank and (Z) the amount which is the product of (i) the aggregate amount sought by the Bank under the Angion Guaranty and the Goldberg Guaranty multiplied by (ii) Angion’s then percentage Sharing Interest in Novapark (the “Proportionate Amount”). The notice from Angion shall state the amount the Bank sought under the two Guaranties, the amount paid or to be paid by Angion, calculation of the Proportionate Amount and Angion’s then Sharing Interest in Novapark. In the event that within sixty (60) days after his receipt of the Angion notice Dr. Goldberg fails to pay the Proportionate Amount or to otherwise make an arrangement satisfactory to Angion with regard to the Proportionate Amount, Dr. Goldberg shall promptly (a) transfer his entire membership interest in Novapark to Angion, free and clear of all liens or other encumbrances and (b) cause Novapark to transfer its entire ownership interest in the Building to Angion, free and clear of all liens or other encumbrances.

4.                  Notices. All notices to be given under this Agreement shall be in writing, and shall be delivered in person or sent by first-class mail or by recognized commercial courier service to the address of the party set forth on the signature page, or to such other address as any party may hereafter duly given to the other parties to this Agreement. Any notice so addressed shall be deemed given when so delivered or sent or, if mailed on the third business day after being so mailed.

5.                  Further Assurances. Each party shall, from time to time at the request of any other party hereto and without further consideration (other than reimbursement of any filing or transfer fees), execute and deliver such instruments of conveyance, assignment, transfer and assumption, and take such actions, as such other party may reasonably request, to more effectively consummate the transactions contemplated by this Agreement.

2

6.                  Specific Performance. In the event of a breach by a party of any its obligations under this Agreement which would cause a non-breaching party to be irreparably harmed or for which the non-breaching party could not be made whole by monetary damages, then the non-breaching party, in addition to any other remedy it may be entitled at law or in equity, shall be entitled to specific performance of this Agreement, and without having to post any bond or other security.

7.                  Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter herein. This Agreement may not be modified, amended or terminated nor may provision herein be waived except by agreement in writing signed by all of the parties hereto. Nothing in this Agreement shall prevent any of the parties hereto from amending, modifying or terminating the Angion Guaranty, the Novapark Operating Agreement or any other agreement between or among them or to which any of them is a party thereto.

8.                  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law principle.

9.                  Binding. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, administrators, successors and assigns.

10.              Termination. It is expressly agreed by the parties hereto that, in the event that Angion’s initial public offering of its securities under the Securities Act of 1933, as amended, is not consummated by December 31, 2014, then this Agreement shall be null and void ab initio.

11.              Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day first above written.

/s/ Itzhak D. Goldberg________

Dr. Itzhak D.Goldberg

41 Brayton Street

Englewood, New Jersey 07631

ANGION BIOMEDICA CORP.

By: /s/ Itzhak D. Goldberg_______

       Itzhak D. Goldberg, President

400 Kelby Street

Fort Lee, New Jersey 07024

NOVAPARK, LLC

By: /s/ Itzhak D. Goldberg_______

       Itzhak D. Goldberg, Manager

51 Charles Lindbergh Boulevard

Uniondale, New York

3

ACKNOWLEDGEMENT

The undersigned, being the beneficial owner of 45% of the Sharing Ratios of Membership Interests in Novapark, LLC, a Delaware limited liability company (“Novapark”), hereby acknowledges her and Novapark’s obligation of Novapark under Section 3 of the foregoing Agreement, and irrevocably consents to any actions that may be taken by Novapark in fulfillment of such obligation.

/s/ Rina Kurz_____________________

Rina Kurz

4